UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Principal Exchange-Traded Funds

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

711 High Street, Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to
Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which	(I.R.S. Employer
to be so Registered:	Each Class is to be so Registered:	Identification No.)
Principal CLO ETF	Cboe BZX Exchange, Inc.	41-3234616
Principal Inflation Protection ETF	Cboe BZX Exchange, Inc.	41-3282506
Principal Long Duration ETF	Cboe BZX Exchange, Inc.	41-3200904
Principal Securitized Debt ETF	Cboe BZX Exchange, Inc.	41-3188308

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check to following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-201935; 811-23029

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the Principal CLO ETF, Principal Inflation Protection ETF, Principal Long Duration ETF, and Principal Securitized Debt ETF, each a separate series of Principal Exchange-Traded Funds (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 123 to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on April 20, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1.	The Trust's Agreement and Declaration of Trust is included as Exhibit (a)(2) to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on February 6, 2015, and incorporated herein by reference.
2.	The Trust's By-Laws are included as Exhibit (b)(1) to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on September 2, 2020 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRINCIPAL EXCHANGE-TRADED FUNDS

	By	/s/ Kamal Bhatia
Date: April 20, 2026		Name: Kamal Bhatia
Title: Trustee, President & Chief Executive Officer